                                                                 EXHIBIT (d)(11)

                                    AGREEMENT

      This Agreement (the "Agreement") is made effective as of October 10, 2002, by and between IONA Technologies PLC, a public limited company organized under the laws of Ireland (the "Company"), and Barry S. Morris (the "Employee").

      WHEREAS, the Company has previously granted the Employee options to purchase the Company's Ordinary Shares, E0.0025 par value per share (the "Ordinary Shares") under the Company's 1997 Share Option Scheme, as amended (the "1997 Scheme");

      WHEREAS, the options granted to the Employee to purchase Ordinary Shares under the 1997 Scheme include the outstanding options set forth on Schedule I attached hereto (the "Exchanged Options");

      WHEREAS, on June 21, 2002, the Company granted the Employee options to purchase an aggregate of 603,700 of the Company's Ordinary Shares under the 1997 Scheme (the "Forfeited Options"); and

      WHEREAS, the Company and the Employee desire to cancel the Forfeited Options and the Exchanged Options in exchange for new options to be granted to the Employee on or after May 15, 2003 (the "Grant Date") under the 1997 Scheme and the Company's Executive Share Option Scheme, as amended, (the "Executive Scheme");

      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt, validity and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. The Forfeited Options and the Exchanged Options are hereby canceled and are null, void and of no further force or effect. All agreements relating to the Forfeited Options and the Exchanged Options (the "Option Agreements") are hereby terminated and this Agreement shall constitute full and unconditional accord and satisfaction of any claims Employee may now have or ever have had under the Option Agreements.

      2. On the Grant Date the Company shall grant the Employee new options to purchase (a) an aggregate of 164,457 Ordinary Shares under the 1997 Scheme and
(b) an aggregate of 157,734 Ordinary Shares under the Executive Scheme, as more particularly set forth on Schedule II attached hereto, (the "New Options"), provided that (i) the Employee shall have been continuously employed with the Company or its subsidiaries through the Grant Date and (ii) Employee shall execute and deliver option agreements in form and substance the same as the Company's standard form of Executive Scheme Option Agreement, in the case of New Options granted under the Executive Scheme, and the forms of New Executive Officer Incentive Share Option Agreement and New Executive Officer Non-Statutory Share Option Agreement, filed as exhibits to the Schedule TO to be filed by the Company with the Securities and Exchange Commission on or about October 16, 2002, in the case of New Options granted under the 1997 Scheme. If either of the above conditions is not satisfied, the Employee shall not be granted New Options.

      3. The New Options granted under the 1997 Scheme shall be granted as "incentive stock options," within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), to the extent that such New Options qualify as incentive stock options under the tax laws in effect on the Grant Date, including the $100,000 limitation in Section 422(d) of the Code.

      4. The exercise price per share of all New Options shall be 100% of the fair market value of the Ordinary Shares on the Grant Date, which shall be determined by reference to the last reported sale price on the Nasdaq National Market of the Company's American Depositary Receipts on the trading day immediately prior to the Grant Date; provided, however, that, if, on the Grant Date, there is no established market for the Company's American Depositary Receipts or Ordinary Shares, the Company's Board of Directors shall determine in good faith the fair market value of the Ordinary Shares. The Employee's right to exercise the New Options shall vest as set forth on Schedule II attached hereto.

      5. The Employee acknowledges that he has been advised to consult with his tax advisors regarding the potential tax consequences resulting from the transactions contemplated by this Agreement. The Employee acknowledges that he is knowingly and voluntarily entering into this Agreement.

      6. This Agreement imposes no obligation on the Company to continue the Employee's employment with the Company or its subsidiaries.

      7. This Agreement shall be deemed to have been entered into in The Commonwealth of Massachusetts and shall be construed and interpreted in accordance with the laws of such Commonwealth.

      8. The provisions of this Agreement shall be binding upon the Company and its successors and assigns. The provisions of this Agreement shall be binding upon the Employee with no right to transfer or assign Employee's rights under this Agreement. The Company hereby agrees that, in the event that a merger, consolidation or other similar transaction involving, or a change of control of, the Company occurs prior to May 15, 2003, the Company shall require any successor resulting therefrom to inherit the obligations of the Company under this Agreement; provided, that, the securities underlying any New Options granted by a successor and the number of such underlying securities subject to any New Options shall be adjusted as appropriate to give effect to such transaction.

      9. This Agreement constitutes the entire agreement of the parties relating to the Exchanged Options, the Forfeited Options and the New Options and supersedes all prior agreements and representations between them relating thereto, including, without limitation, the Option Agreements. This Agreement may not be amended except by written instrument signed by the Company and the Employee. This Agreement may be executed in counterparts, which together shall constitute one instrument.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

                                    IONA TECHNOLOGIES PLC



                                    By:    /s/ Daniel Demmer
                                       ---------------------------------
                                    Name:  Daniel Demmer
                                    Title: Chief Financial Officer

                                    BARRY S. MORRIS

                                           /s/  Barry S. Morris
                                    ------------------------------------

                                   SCHEDULE I

                               EXCHANGED OPTIONS


                                            EXCHANGED
                                             OPTIONS
                                          GRANTED UNDER
                            GRANT            THE 1997
                            DATE              SCHEME

                          05/30/1997          50,000
                          05/30/1997          48,500
                          07/28/1998           3,125
                          07/28/1998          96,875
                          10/01/1998             100
                          04/08/1999             100
                          04/12/1999          92,923
                          04/12/1999           7,077
                          10/01/1999          40,000
                          05/26/2000         100,000
                          08/16/2000          33,468
                          08/16/2000           1,532
                          04/04/2001          37,499
                          04/04/2001           2,501
                          08/20/2001           3,160
                          --------------------------
                               Total         516,860
                          --------------------------

                                   Schedule II

                                   NEW OPTIONS

    NUMBER OF
   NEW OPTIONS
   SUBJECT TO       OPTION SCHEME UNDER WHICH
      GRANT        NEW OPTIONS ARE TO BE GRANTED         Vesting Schedule of New Options
      -----        -----------------------------         -------------------------------
      151,041          Executive Share Option         Fully vested as of the date of grant
                               Scheme

       81,297          1997 Share Option Scheme       Fully vested as of the date of grant

       40,000         1997 Share Option Scheme        30,000 shares vested on date of
                                                      grant; and 10,000 shares vesting on
                                                      10/1/03

       20,000         1997 Share Option Scheme        10,000 shares vested on date of grant, and
                                                      5,000 shares vesting on each of 5/26/03
                                                      and 5/26/04

        6,693         Executive Share Option          4,811 shares vested on date of grant,
                             Scheme                   437 shares vesting on each of 8/14/03,
                                                      11/13/03, 5/13/04 and 8/12/04, and 134 shares
                                                      vesting on 2/12/04

       20,000         1997 Share Option Scheme        10,000 shares vested on date of grant, and
                                                      1,250 shares vesting on each of 7/3/03,
                                                      10/2/03, 1/1/04, 4/1/04, 7/1/04, 9/30/04,
                                                      12/30/04 and 3/31/05

        3,160         1997 Share Option Scheme        2,500 shares vesting on 2/15/05, and
                                                      660 shares vesting on 5/17/05

TOTAL 322,191
